EXHIBIT 99.1

For more information, please contact our Executive Vice
President & Chief Financial Officer, George B. Sundby,
at 415/733-4000 (or e-mail gsundby@abm.com).

ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE

SAN FRANCISCO, June 8, 2004 – The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high third quarter cash dividend of $0.10 per common share payable on August 2, 2004 to stockholders of record on July 12, 2004. This will be ABM’s 153rd consecutive quarterly cash dividend, and is $0.005 (5.3%) above the $0.095 per share quarterly dividend rate paid in the third quarter of 2003.

     ABM Industries Incorporated is one of the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2003 revenues in excess of $2.2 billion and more than 70,000 employees, ABM provides janitorial, parking, engineering, security, lighting and mechanical services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities in the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, American Commercial Security (ACSS), Security Services of America (SSA), Amtech Lighting, CommAir Mechanical and ABM Facility Services.

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